UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )

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DAKOTA GROWERS PASTA COMPANY, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dakota Growers Pasta Company, Inc.
One Pasta Avenue
Carrington, North Dakota 58421

DAKOTA GROWERS PASTA COMPANY, INC.

December 7, 2004

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Dakota Growers Pasta Company, Inc., which will be held at the Lake Region State College Auditorium, 1801 College Drive North, Devils Lake, North Dakota on Saturday, January 8, 2005, at 1:00 p.m., Central Standard Time. A pasta lunch will be served beginning at 12:00 noon.

Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting and Proxy Statement.

Your vote is important. Even if you do not plan to attend the meeting, it is important that your shares be represented and voted at the meeting. Therefore, if you do not plan to attend the meeting, I encourage you to sign, date, and promptly return the enclosed proxy card in the enclosed postage-paid envelope or vote by telephone by dialing 1-800-560-1965. Instructions for voting by the proxy card or by telephone are included in the enclosed proxy statement and on the proxy card itself. If you intend to vote by mail with the enclosed proxy card, the proxy card must be received by the Company before the Annual Meeting to be included in the voting. If you intend to vote by telephone, your vote must be cast before 11:00 a.m., Central Standard Time, on Thursday, January 6, 2005. If you plan to attend the Annual Meeting, you may vote in person.

On behalf of the Board of Directors, I would like to express our appreciation for your continued support of the Company.

Sincerely,

Timothy J. Dodd
President and Chief Executive Officer

DAKOTA GROWERS PASTA COMPANY, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
January 8, 2005

Date:	Saturday, January 8, 2005
Time:	1:00 p.m., Central Standard Time (registration will begin at 11:00 a.m. and lunch will be served beginning at noon)
Place:	Auditorium Lake Region State College 1801 College Drive North Devils Lake, North Dakota

The purposes of the meeting are to:

1.                Elect one director to serve as a Class I director to hold office until the next Annual Meeting of Stockholders or until his or her successor is elected and shall qualify.

2.                Elect three directors to serve as Class III directors for a three-year term or until their respective successors have been elected and shall qualify.

3.                Approve the appointment of Eide Bailly LLP as the Company’s independent auditors for fiscal year 2005.

4.                Act upon such other matters that may properly be brought before the meeting.

Only Dakota Growers Pasta Company, Inc. stockholders of record at the close of business on November 22, 2004 will be entitled to notice of and to vote at the meeting. Please vote by one of these methods:

•       Follow the instructions on the enclosed proxy card for proxy voting by telephone. Telephone voting must be completed before 11:00 a.m., Central Standard Time, on Thursday, January 6, 2005; or

•       Complete, sign, date and return the enclosed proxy card in the enclosed postage-paid envelope in time to be received by the Company prior to the Annual Meeting; or

•       Cast your vote in person at the Annual Meeting.

By Order of the Board of Directors,

Thomas P. Friezen
Secretary

Carrington, North Dakota
December 7, 2004

This proxy is solicited on behalf of the Board of Directors of Dakota Growers Pasta Company, Inc.

DAKOTA GROWERS PASTA COMPANY, INC.
PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
To Be Held January 8, 2005

Your vote is very important. The Board of Directors of Dakota Growers Pasta Company, Inc. (the “Company”) is soliciting proxies to be used at the January 8, 2005 Annual Meeting. The Company is a North Dakota corporation that operates as the successor to Dakota Growers Pasta Company, a North Dakota cooperative, and its operations are a continuance of the operations of the cooperative. The principal executive offices of the Company are located at One Pasta Avenue, Carrington, North Dakota 58421 and its telephone number is (701) 652-2855.

This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. This Proxy Statement, the proxy card, and the Annual Report to Stockholders for the fiscal year ended July 31, 2004 were mailed to stockholders beginning on December 7, 2004.

The proxy solicitation is being made on behalf of the Board of Directors of the Company, and the Company is responsible for the costs associated with the proxy solicitation. In addition to solicitation by mail, officers, directors and employees of the Company may solicit proxies by telephone, telegraph or in person. The Company may also request banks and brokers to solicit their customers who have a beneficial interest in the Company’s Common Stock registered in the names of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses.

Who May Vote

Only stockholders of record at the close of business on November 22, 2004 will be entitled to notice of and to vote at the Annual Meeting of Stockholders. On November 22, 2004, there were 13,169,382 shares of the Company’s Common Stock outstanding.

How You Can Vote

You may vote by one of the following three methods:

•       Follow the instructions on the enclosed proxy card for proxy voting by telephone. Telephone voting must be completed before 11:00 a.m., Central Standard Time, on Thursday, January 6, 2005; or

•       Complete, sign and date the enclosed proxy card and return it in the enclosed postage-paid envelope provided in time to be received by the Company prior to the Annual Meeting; or

•       Cast your vote in person at the Annual Meeting.

How You Can Revoke or Change Your Vote

You may revoke your proxy and change your vote before the final vote at the Annual Meeting by:

•       Sending written notice of revocation to the Company’s Secretary; or

•       Submitting a properly signed proxy card with a later date; or

•       If you cast a proxy vote by telephone, casting a proxy vote by telephone after the time your prior vote was cast (but please note that all telephone votes must be cast prior to 11:00 a.m., Central Standard Time, on Thursday, January 6, 2005); or

•       By revoking your proxy in person at the Annual Meeting and voting in person at the Annual Meeting.

General Information on Voting

You are entitled to cast one vote for each share of the Company’s Common Stock you own as of the close of business on November 22, 2004. Cumulative voting is allowed in the election of directors. A stockholder may cumulate votes for the election of Class III directors by multiplying the number of votes to which the stockholder may be entitled by three (the number of Class III directors to be elected) and casting all such votes for one Class III nominee or distributing them among the Class III nominees.

All stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible (or follow instructions to grant a proxy to vote by means of telephone) in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must bring to the meeting a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares. Additionally, in order to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

Quorum and Vote Requirements

A quorum, consisting of a 50% of the shares of Common Stock entitled to vote at the Annual Meeting, must be present in person or by proxy before action may be taken at the Annual Meeting. Votes cast by proxy or in person at the Annual Meeting of Stockholders will determine whether or not a quorum is present. Each share of the Company’s Common Stock is entitled to one vote.

A director nominee will be elected if approved by the affirmative vote of the holders of a majority of the voting power of the shares present, in person or by proxy, and entitled to vote for the election of directors. You may either vote “FOR” or “WITHHOLD” authority to vote for each nominee for the Board of Directors. If you withhold authority to vote for the election of one of the directors, it has the same effect as a vote against that director. You may vote “FOR,” “AGAINST” or “ABSTAIN” on any other proposal.

Shares held by brokers who do not have discretionary authority to vote on a particular matter and who have not received voting instructions from their customers are not counted or deemed to be present or represented for the purpose of determining whether stockholders have approved that matter, but they are counted as present for the purposes of determining the existence of a quorum at the Annual Meeting of Stockholders. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of the matter submitted to the stockholders for a vote. If you abstain from voting on any of the other proposals, it has the same effect as a vote against the proposal.

All shares that have been properly voted, whether by proxy or in person, and not revoked will be voted at the Annual Meeting in accordance with your instructions. If you sign your proxy card but do not give voting instructions, the individuals named on the enclosed proxy card will vote your shares FOR the nominee named in Proposal 1—Election of one Class I director, FOR each nominee named in Proposal 2—Election of three Class III directors, and FOR Proposal 3—Appointment of Eide Bailly LLP as Independent Auditors for Fiscal Year 2005.

In order to be considered properly voted, proxy cards voted by mail must be received by the Company prior to the Annual Meeting and telephone voting must be completed by 11:00 a.m., Central Standard Time, on January 6, 2005.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table furnishes information as to the beneficial ownership of the Company’s Common Stock, Series C Convertible Preferred Stock and Series D Delivery Preferred Stock by (a) each person known by us to beneficially own more than 5% of the issued and outstanding shares of the Company’s voting securities, (b) each of the Company’s executive officers, (c) each of the Company’s directors and (d) all of the Company’s directors and executive officers as a group.

The address of each person listed below is c/o Dakota Growers Pasta Company, Inc., One Pasta Avenue, Carrington, North Dakota 58421. Except as otherwise noted, each person listed below has sole investment discretion and voting power. In accordance with the Securities and Exchange Commission’s rules, in computing the number of shares beneficially owned by a person and the percentage ownership of that person, securities subject to options held by that person that are currently exercisable or exercisable within 60 days of November 22, 2004 are treated as outstanding. These shares, however, are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

	Beneficially Owned Securities
Name of Beneficial Owner	Number of Shares of Common Stock	Percent of Total Common Stock	Number of Shares of Series C Preferred	Percent of Total Series C Preferred	Number of Shares of Series D Preferred	Percent of Total Series D Preferred
John S. Dalrymple III(1)(4)	370,368	2.8%	—	—	333,000	3.0%
Allyn K. Hart(1)(2)	16,723	0.1	—	—	15,000	0.1
Roger A. Kenner(1)(5)	155,596	1.2	—	—	140,000	1.2
James F. Link(1)(6)	59,656	0.5	—	—	54,550	0.5
Eugene J. Nicholas(1)(7)	65,525	0.5	—	—	58,951	0.5
John D. Rice, Jr.(1)(8)	22,583	0.2	—	—	20,200	0.2
Jeffrey O. Topp(1)(9)	302,172	2.3	—	—	271,420	2.4
Curtis R. Trulson(1)(2)(10)	68,624	0.5	—	—	61,750	0.5
Michael E. Warner(1)(2)	63,441	0.5	—	—	57,038	0.5
Michael T. Tokarz(1)(2)(11)	909,091	6.9	—	—	—	—
MVC Capital, Inc.(11)	909,091	6.9	—	—	—	—
Timothy J. Dodd(3)(12)	252,934	1.9	1,977	72.4%	238,248	2.1
Thomas P. Friezen(3)(12)	126,959	1.0	754	27.6	121,752	1.1
Jack B. Hasper(3)	—	—	—	—	—	—
David E. Tressler(3)	—	—	—	—	—	—
James D. Cochran(3)	—	—	—	—	—	—
All directors and officers as a Group (15 persons)(13)	2,413,672	17.8	2,731	100.0	1,371,909	12.1

(1)    Director.

(2)    Nominee for election as a director at this Annual Meeting of Stockholders.

(3)    Named Executive Officer.

(4)    Includes 40,058 shares of Common Stock and 36,000 shares of Series D Delivery Preferred Stock held in the name of Mr. Dalrymple’s spouse, 20,035 shares of Common Stock and 18,000 shares of Series D Delivery Preferred Stock held in the name of Mr. Dalrymple’s daughter and 190,159 shares of Common Stock and 171,000 shares of Series D Delivery Preferred Stock held in the name of the John S. Dalrymple III Trust, of which Mr. Dalrymple is a trustee.

(5)    Includes 77,798 shares of Common Stock and 70,000 shares of Series D Delivery Preferred Stock held in the name of Mr. Kenner’s spouse.

(6)    Includes 55,472 shares of Common Stock and 53,050 shares of Series D Delivery Preferred Stock held in the names of Link Farms LLP LSB Pasta and 1,551 shares of Common Stock held in the name of Link Farms LLP.

(7)    Includes 26,548 shares of Common Stock and 23,850 shares of Series D Delivery Preferred Stock held in the name of Mr. Nicholas’ spouse.

(8)    Includes 15,298 shares of Common Stock and 13,750 shares of Series D Delivery Preferred Stock held in the name of John Rice Farm.

(9)    Includes 143,734 shares of Common Stock and 129,000 shares of Series D Delivery Preferred Stock held in the name of T-T Ranch and 18,010 shares of Common Stock and 16,125 shares of Series D Delivery Preferred Stock held in the name of Mr. Topp’s spouse and children.

(10)  Includes 7,537 shares of Common Stock and 6,750 shares of Series D Delivery Preferred Stock held in the name of Trulson Brothers.

(11)  Includes 909,091 shares of Common Stock held by MVC Capital, Inc. of which Mr. Tokarz is a stockholder and Chairman. Mr. Tokarz shares voting and dispositive control over all shares held by MVC Capital, Inc. Mr. Tokarz disclaims any beneficial ownership of the Company’s securities for purposes of Section 16(a) under the Securities Exchange Act of 1934, as amended, or otherwise, except to the extent of Mr. Tokarz’s pecuniary interests therein.

(12)  Messrs. Dodd and Friezen have been granted options that are currently exercisable or exercisable within 60 days of November 22, 2004, to purchase 1,977 and 754 shares, respectively, of the Company’s Series C Preferred Stock and 190,800 and 103,656 shares, respectively, of the Company’s Common Stock. Each share of Series C Preferred Stock is convertible into 24 shares of Common Stock and 24 shares of Series D Delivery Preferred Stock of the Company. The number of shares of Common Stock presented for Messrs. Dodd and Friezen include 47,448 and 18,096 shares, respectively, of Common Stock issuable upon exercise of the options to purchase Series C Preferred Stock of the Company and conversion of each such share of Series C Preferred Stock into 24 shares of Common Stock in the Company. The number of shares of Series D Delivery Preferred Stock presented for Messrs. Dodd and Friezen includes 47,448 and 18,096 shares, respectively, of Series D Delivery Preferred Stock issuable upon exercise of the options to purchase Series C Preferred Stock of the Company and conversion of each such share of Series C Preferred Stock into 24 shares of Common Stock in the Company, with one share of Series D Delivery Preferred Stock issuable for each share of Common Stock so issued upon conversion. The number of shares of Common Stock presented for Messrs. Dodd and Friezen include 190,800 and 103,656 shares, respectively, of Common Stock issuable upon exercise of the options to purchase Common Stock.

(13)  The number of shares of Common Stock and Series D Delivery Preferred Stock and the percentage of the total number of shares of Common Stock and Series D Delivery Preferred Stock beneficially owned by all directors and executive officers as a group are shown on a fully-diluted basis, based upon 13,529,382 shares of Common Stock and 11,340,841 shares of Series D Delivery Preferred Stock issued and outstanding on a fully-diluted basis.

INFORMATION REGARDING THE BOARD OF DIRECTORS

The Board of Directors currently consists of ten members. The Board may consist of a minimum of seven members and a maximum of fifteen members. The Bylaws also specify the qualifications of directors, as described below under “Governance Matters—Director Nominations.”

The Board of Directors is divided into three classes: Class I, Class II and Class III. Class I, Class II and Class III will consist of an equal number of directors, except that, if the Board of Directors consists of a number of directors such that mathematically there cannot be an equal number of directors in each of Class I, Class II and Class III, then the one remaining director shall be made a member of Class I and, if there is more than one remaining director, the first remaining director shall be made a member of Class I and the second remaining director shall be made a member of Class II. Each director in each of Class I, Class II and Class III will hold office until the third regular meeting of stockholders following the regular meeting of the stockholders at which such director or such director’s predecessor was elected, until his successor shall have been elected and shall qualify, or until he resigns or is removed.

PROPOSAL 1. ELECTION OF ONE CLASS I DIRECTOR

One Class I director is to be elected at the Annual Meeting to hold office for a one-year term expiring with the Annual Meeting in 2006 or until his or her successor is elected and qualified. The Nominating Committee has nominated, and the Board of Directors has ratified the nomination of, the person named below as a Class I director. The nominee is currently a director of the Company.

Proxies cannot be voted for a greater number of persons than the number of nominees named. It is anticipated that proxies will be voted for the nominee named below, and the Board of Directors has no reason to believe the nominee will not continue to be a candidate or will not be able to serve as a director if elected. In the event that the nominee named below is unable to serve as a director, the persons named in the proxies have advised the Company that they will vote for the election of such substitute or additional nominees as the Board of Directors may propose.

The name and age of the nominee for Class I director, his principal occupation and other information is set forth below, based upon information furnished to the Company by the nominee.

Nominee for Director to Serve as a Class I Director Until the Annual Meeting of Stockholders in 2006:

Michael T. Tokarz.   Mr. Tokarz, age 55, was appointed to the Board of Directors in July 2004. Mr. Tokarz is the Chairman of MVC Capital, Inc., a registered investment company traded on the New York Stock Exchange (Ticker: MVC) that makes equity and debt investments. In addition, Mr. Tokarz is the Managing Member of The Tokarz Group, which manages Mr. Tokarz’s personal investments. From 1985 to 2002, Mr. Tokarz was a senior General Partner and Administrative Partner at Kohlberg Kravis Roberts & Co., a private equity firm specializing in management buyouts. Prior to joining KKR, Mr. Tokarz was with Continental Illinois National Bank and Trust Company of Chicago, joining the firm in 1973. He also currently serves on the corporate boards of Conseco, Inc, Walter Industries, Inc., IDEX Corporation, Nexstar Financial, Timberland Machines & Irrigation, Inc., Vestal Manufacturing Enterprises, Inc., Baltic Motors Company, Stonewater Control Systems, Lomonsov, Athleta, Inc. and Apertio Ltd. Mr. Tokarz also serves on the Board of the University of Illinois Foundation and its Investment Committee and as Chairman of its Budget and Finance Committee. He is a member of the Board of Managers of Illinois Ventures and Chairman of Illinois Emerging Technology Fund, both affiliated with the University of Illinois.

THE BOARD RECOMMENDS STOCKHOLDERS VOTE FOR
THE ELECTION OF THE NOMINEE AS A CLASS I DIRECTOR

PROPOSAL 2. ELECTION OF THREE CLASS III DIRECTORS

Three Class III directors are to be elected at the Annual Meeting to hold office for a three-year term expiring with the Annual Meeting in 2008 or until their respective successors are elected and qualified. The Nominating Committee has nominated, and the Board of Directors has ratified the nomination of, the persons named below as a Class III directors. Each of the nominees is currently a director of the Company.

Proxies cannot be voted for a greater number of persons than the number of nominees named. It is anticipated that proxies will be voted for the nominees named below, and the Board of Directors has no reason to believe any nominee will not continue to be a candidate or will not be able to serve as a director if elected. In the event that any nominee named below is unable to serve as a director, the persons named in the proxies have advised the Company that they will vote for the election of such substitute or additional nominees as the Board of Directors may propose.

The name and age of the nominees for Class III director, their principal occupation and other information is set forth below, based upon information furnished to the Company by the nominee.

Nominees for Director to Serve as Class III Directors Until the Annual Meeting of Stockholders in 2008:

Allyn K. Hart.   Mr. Hart, age 65, has been a director of the Company since 1991. He has been a farmer in the Cavalier County, North Dakota area since 1961.

Curtis R. Trulson.   Mr. Trulson, age 52, has been a director of the Company since 1991. He previously served on the boards of directors of the National Association of Wheat Growers and the North Dakota Grain Growers Association, including service as its President. He has been a farmer in Mountrail County, North Dakota, since 1975.

Michael E. Warner.   Mr. Warner, age 54, has been a director of the Company since 1992. Mr. Warner has been a farmer in the Hillsboro, North Dakota area since 1967. He also currently serves on the board of directors of Warner Equipment Co. and Agriceutical Resources LLC. In 2002, Mr. Warner was awarded a fellowship by the University of Missouri. He served on the board of directors of American Crystal Sugar Company from 1989 through 1996, as part of a 23-year career of service to the sugar industry. He is a past member of the board of trustees of Meritcare Health Systems of Fargo, North Dakota, the largest hospital/multiple clinic system between Minneapolis, Minnesota and Seattle, Washington.

THE BOARD RECOMMENDS STOCKHOLDERS VOTE FOR
THE ELECTION OF THE NOMINEES AS CLASS III DIRECTORS

DIRECTORS SERVING CONTINUING TERMS

Directors Serving as Class I Directors Until the Annual Meeting of Stockholders in 2006:

John S. Dalrymple III.   Mr. Dalrymple, age 56, has been Chairman of the Board of Directors of the Company since 1991. He became Lieutenant Governor of North Dakota in 2000. Mr. Dalrymple had been a state representative since 1984 and served as Chairman of the House Appropriations Committee and of the Budget Section of the North Dakota House of Representatives. He previously served on the board of directors of the U.S. Durum Growers Association. He has been a farmer in the Casselton, North Dakota area since 1971. He serves on the board of directors of the U.S. Chamber of Commerce.

James F. Link.   Mr. Link, age 77, has been a director of the Company since 1991. Mr. Link has served on the boards of directors of Farm Credit and Minn-Dak Farmers Cooperative, including 15 years as its chairman. He has been a farmer in the Wahpeton, North Dakota area since 1947.

John D. Rice, Jr.   Mr. Rice, age 50, is the Vice Chairman of the Board of Directors and has been a director of the Company since 1991. He also served on the boards of directors of the National Pasta Association and U.S. Durum Growers Association. He has been a farmer in the Maddock, North Dakota area since 1968.

Directors Serving as Class II Directors Until the Annual Meeting of Stockholders in 2007:

Roger A. Kenner.   Mr. Kenner, age 55, has been a director of the Company since 1991. Mr. Kenner is chairman of Golden Plains Frozen Foods LLC and is a director of Blue Cross Blue Shield of North Dakota. He has been a farmer and certified seed producer in the Leeds, North Dakota area since 1964.

Eugene J. Nicholas.   Mr. Nicholas, age 59, has been a director of the Company since 1991. Mr. Nicholas has been a state representative since 1974, and serves as chairman of the North Dakota House of Representatives Agriculture Committee. Mr. Nicholas also serves on the board of directors of Country Bank USA, Cando, North Dakota, and the board of governors of Golden Plains Frozen Foods LLC. Mr. Nicholas previously served on the board of directors of the U.S. Durum Growers Association.

Jeffrey O. Topp.   Mr. Topp, age 45, has been a director of the Company since 1991. He serves on the board of directors of Farmers Elevator, Inc. in Grace City, North Dakota. He is a partner in T-T Ranch and has been a farmer in the Grace City area since 1978.

GOVERNANCE MATTERS

Board Attendance at Meetings

The Board of Directors met 12 times during fiscal year 2004. Each nominee who served as a director in fiscal year 2004 attended at least 75% or more of the meetings of the Board of Directors and any committee on which he served, except for Mr. Link, whose absences were due to medical reasons.

The Company does not have a formal policy on attendance at meetings of the Company’s stockholders. However, the Company encourages all Board members to attend stockholder meetings. The 2004 Annual Meeting of Stockholders was attended by each of the nine directors serving at that time.

Committee Member Independence

Although none of the Company’s securities are listed on any stock exchange or system of dealer quotation, each of the charters of the committees of the Board of Directors requires a determination of independence to be made with reference to the rules of The Nasdaq Stock Market or the New York Stock Exchange. The Board of Directors has determined that the standards of The Nasdaq Stock Market relating to director independence are appropriate and the Board applied these standards in determining, as set forth below, which directors serving on the committees of the Board of Directors are “independent.”  As part of that process, the Nomination Committee and the Board reviewed all transactions and relationships between each director (or any member of his or her immediate family) and the Company, the Company’s executive officers and the Company’s auditors, and other matters bearing on the independence of directors.

Description of Committees of the Board of Directors

The Board of Directors has established a Nomination Committee, an Audit Committee, a Compensation Committee and a Policy Committee. The composition and function of these committees are set forth below.

Nomination Committee.   The Nomination Committee operates under a written charter and is charged with the responsibilities of nominating and evaluating Board member candidates and establishing criteria for nomination, developing and recommending governance guidelines and reviewing them periodically, facilitating annual evaluations of the performance of the Board and its members, reviewing the structure and membership of the Company’s Board and committees, and reviewing Board compensation policies. Additionally, the Nomination Committee, in consultation with the Compensation Committee, facilitates development of the mission and objectives of the Chief Executive Officer, succession for the Chief Executive Officer and annual evaluation of the performance of the Chief Executive Officer.

The Company’s bylaws require that the Nomination Committee be comprised of the Chairman of the Board, the Vice-Chairman and the Chief Executive Officer, except that if one individual holds two of the designated offices, the Board of Directors shall appoint a third member to the Nomination Committee, who need not be a director of the Company. Additionally, as required by its charter, the Nomination Committee is composed of a majority of independent directors. The current members of the Nomination Committee are Messrs. John S. Dalrymple III, John D. Rice, Jr. and Timothy J. Dodd. In November 2004, the Board of Directors determined that Messrs. Dalrymple and Rice are “independent” directors. During fiscal year 2004, the Nomination Committee informally discussed the three directors whose terms expired in January 2004, and recommended the re-nomination of these three directors.

A copy of the current charter of the Nomination Committee is available at www.dakotagrowers.com in the section entitled Investors.

Audit Committee.   The Audit Committee is responsible for overseeing the accounting and financial reporting processes of the Company and audits of the Company’s financial statements, including assessing and ensuring the independence of the independent auditor, evaluating audit performance, approving the services to be provided by the independent auditor, evaluating policies and procedures relating to internal accounting function and controls, and reviewing and approving the Company’s annual audited financial statements before issuance, subject to approval by the Board of Directors. The Audit Committee has the sole authority to retain, compensate, oversee and terminate the independent auditors. The Audit Committee reviews the Company’s annual audited financial statements, quarterly financial statements and filings with the Securities and Exchange Commission. The Audit Committee reviews reports on various matters, including critical accounting policies of the Company, significant changes in the Company’s selection or application of accounting principles and the Company’s internal control processes. The Audit Committee also pre-approves all audit and non-audit services performed by the independent auditor.

The Audit Committee operates under a written charter adopted by the Board of Directors. The Company’s Audit Committee presently consists of Messrs. Curtis R. Trulson (Chair), Michael E. Warner and John S. Dalrymple III. During fiscal year 2004, the Audit Committee met eight times.

Under the Company’s bylaws, the Audit Committee of the Board of Directors must be composed of at least three directors who are not employees of the Company. The charter of the Audit Committee requires that members of the Audit Committee must be considered “independent.”  The Board of Directors has determined that all members of the Audit Committee are “independent” directors under the rules of the Securities and Exchange Commission and The Nasdaq Stock Market. The Board of Directors has also determined that Mr. Trulson meets the Securities and Exchange Commission definition of an “audit committee financial expert.” A report of the Audit Committee is set forth below.

Compensation Committee.   The Compensation Committee operates under a written charter and reviews and approves the compensation and other terms of employment of the Company’s Chief Executive Officer and other senior management of the Company. Among its other duties, the Compensation Committee is responsible for overseeing the Company’s stock-based compensation plans for executive officers and, in consultation with the Nomination Committee, making recommendations on succession plans for the Chief Executive Officer. The Compensation Committee is to annually review the Chief Executive Officer’s compensation and evaluates the Chief Executive Officer’s performance. The current members of the Compensation Committee are Messrs. John S. Dalrymple III, Curtis R. Trulson and Michael E. Warner. During fiscal year 2004, the Compensation Committee met three times.

The charter of the Compensation Committee requires that the Committee consist of all “independent” directors. Each member of the Compensation Committee must also be an “outside director” for purposes of Section 162(m) of the Internal Revenue Code. Each member of the Company’s Compensation Committee is an “independent” director under the rules of the Securities and Exchange Commission and The Nasdaq Stock Market. A report of the Compensation Committee is set forth below.

Policy Committee.   The Policy Committee operates pursuant to a written Policy Committee Charter adopted by the Company’s Board of Directors in November 2002. The Policy Committee is to provide oversight of the Company’s governance obligations to assure compliance with all applicable laws, regulations, Articles of Incorporation and By-laws, by adoption and periodic review of a Governance policy. Such Governance policy was adopted by the Board of Directors in November 2002. The Policy Committee did not meet during fiscal year 2004. The members of the Policy Committee are Allyn K. Hart, Curtis R. Trulson and James F. Link. Each member of the committee is a non-employee director and the Board of Directors has determined that there are no relationships that would interfere with a Policy Committee member’s exercise of independent judgment in carrying out his responsibilities of a member of the Policy Committee.

Director Nominations

The Nomination Committee will consider candidates for Board membership suggested by its members, other Board members, as well as management and stockholders. Stockholders who wish to recommend a prospective nominee should follow the procedures set forth in the section of this Proxy Statement entitled “Stockholder Proposals for Nominees.”

Criteria for Nomination to the Board.   Pursuant to the Nomination Committee Charter adopted by the Board of Directors in October 2002, the Nomination Committee is responsible for establishing the qualifications and criteria to be used in selecting qualified candidates for nomination. The Nomination Committee is also responsible for identifying, evaluating and approving qualified candidates for nomination as directors.

The Committee has not adopted minimum qualifications that nominees must meet in order for the Committee to recommend them to the Board of Directors, as the Committee believes that each nominee should be evaluated based on his or her merits as an individual, taking into account the needs of the Company and the Board of Directors.

In reviewing qualifications for nominees, the Nomination Committee also considers the qualification requirements of the Company’s Bylaws. The Company’s Bylaws require that the Board of Directors be comprised of:

•       at least five directors who are residents of the State of North Dakota; and

•       at least three directors who are agricultural producers, with the ability and resources to produce small grains, including but not limited to Hard Amber Durum wheat.

A director who is both a resident of North Dakota and an agricultural producer of small grains will be considered to fulfill both of the foregoing qualifications relating to the composition of the Board of Directors. The Committee has not formally established any other criteria, qualities, skills or experience qualifications at this time.

The Nomination Committee will consider persons recommended by the stockholders in the same manner as other nominees.

Process for Identifying and Evaluating Nominees.   The process for identifying and evaluating nominees to the Board of Directors is performed by the Nomination Committee. Generally, the Nomination Committee considers current Board members since they meet the criteria listed above and possess an in depth knowledge of the Company, its history, strengths, weaknesses, goals and objectives. This level of knowledge has proven valuable to the Company.

The candidates are evaluated by the Nomination Committee by reviewing the candidates’ biographical information and qualifications and checking the candidates’ references. After completing the evaluation, the Committee makes a recommendation to the full Board of the nominees to be presented for the approval of the stockholders or for election to fill a vacancy.

Board Nominees for the 2005 Annual Meeting.   The Nomination Committee selected the nominees for this 2005 Annual Meeting in November 2004. With the exception of Mr. Tokarz, all nominees were elected by shareholders at prior annual meetings. Mr. Tokarz was appointed to the Board of Directors on July 30, 2004 and was recommended to the Nomination Committee and the Board by MVC Capital, Inc. The Company has not engaged a third-party search firm to assist it in identifying potential director candidates, but the Nomination Committee may choose to do so in the future.

Stockholder Proposals for Nominees.   The Nomination Committee will consider written proposals from stockholders for nominees for director. Any such nominations should be submitted to the Nomination Committee, c/o the Secretary of the Company, and should include the following information: (a) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) the name and record address of the stockholder and of the beneficial owner, if any, on whose behalf the nomination will be made, and (c) the class and number of shares of the Company owned by the stockholder and beneficially owned by the beneficial owner, if any, on whose behalf the nomination will be made. As to each person the stockholder proposes to nominate, the written notice must also state: (a) the name, age, business address and residence address of the person, (b) the principal occupation or employment of the person and (c) the class and number of shares of the Company’s capital stock beneficially owned by the person. To be considered, the written notice must be submitted in the time frames described under the caption, “Stockholder Proposals for the 2006 Annual Meeting” below.

Communications with Directors

Stockholders may communicate with the Board as a group, the chair of any committee of the Board of Directors or any individual director by sending an e-mail to the Corporate Secretary at tfriezen@dakotagrowers.com or by directing the communication in care of the Corporate Secretary at the address set forth on the front page of this Proxy Statement. All communication will be forwarded unaltered to the appropriate director(s).

CODE OF CONDUCT

The Company adopted a Code of Conduct during fiscal 2003 applicable to all employees. A Code of Ethics certification for senior financial officers, including the principal executive officer, principal financial officer and principal accounting officer, is included within the Code of Conduct.

A copy of the Company’s Code of Conduct will be provided, without charge, upon written request to:

Investor Relations
Dakota Growers Pasta Company, Inc.
One Pasta Avenue
Carrington, ND 58421

EXECUTIVE OFFICERS

The table below lists the executive officers of the Company. Officers are elected annually by the Board of Directors.

Name	Age	Position
Timothy J. Dodd	49	President and Chief Executive Officer
Thomas P. Friezen	45	Chief Financial Officer
Eldon Buschbom	56	Vice President, Operations (Minnesota)
Susan M. Clemens	43	Vice President, Human Resources and Administration
James D. Cochran	36	Vice President, Supply Chain
Jack B. Hasper	63	Vice President, Sales and Marketing
Radwan Ibrahim	60	Vice President, Quality Assurance
Edward O. Irion	33	Vice President, Finance and Chief Accounting Officer
David E. Tressler	50	Vice President, Manufacturing and Special Projects

Timothy J. Dodd.   Mr. Dodd is the President and Chief Executive Officer of the Company. Prior to joining the Company in December 1991, he had been the Vice President of Manufacturing for American Italian Pasta Company since 1988. Previously, Mr. Dodd participated in the construction and management of two other grain processing facilities, one in Texas and one in Cando, North Dakota. Mr. Dodd serves on the board of directors of Country Bank USA, Cando, North Dakota.

Thomas P. Friezen.   Mr. Friezen is the Chief Financial Officer of the Company. Mr. Friezen joined the Company in April 1995 as Vice President, Finance and became Chief Financial Officer in August 2000. Mr. Friezen is a member of the board of directors of CDT, Inc., a development stage water technology company. Mr. Friezen is a certified public accountant.

Eldon F. Buschbom.   Mr. Buschbom has been Vice President, Operations (Minnesota) since May 30, 2000. He joined Borden Foods in February 1996 as Engineering Manager. Mr. Buschbom served as Vice President of Engineering and Manufacturing Technology for Primo Piatto, Inc. from August 1997 to February 1998. Prior to joining the Company, Mr. Buschbom was Plant Manager for Steel Prep, Inc., and during the previous 14 years, held various engineering and manufacturing operations management positions with divisions of Pillsbury including American Beauty Pasta, Green Giant Frozen Vegetables, Totino’s Pizza and the International Foods Division.

Susan M. Clemens.   Ms. Clemens has been Vice President, Human Resources and Administration since February 20, 1998. From August 1997 to February 1998, she was Vice President of Human Resources and Administration at Primo Piatto, Inc. Ms. Clemens was Senior Human Resources Manager at Borden Foods from January 1993 to August 1997.

James D. Cochran.   Mr. Cochran has been Vice President, Supply Chain since February 20, 1998. From 1997 to 1998, he was Vice President of New Business Development at Primo Piatto, Inc. Mr. Cochran held various positions with Borden Foods from 1990 to 1997, most recently as Materials Manager.

Jack B. Hasper.   Mr. Hasper has been Vice President, Sales and Marketing since January 2002. He served as Vice President of Retail Private Label Sales of the Company from May 1997 until January 2002. Mr. Hasper has many years of experience in the food business and held various marketing and sales positions with Borden Foods, Super Valu, Pillsbury and General Mills prior to joining the Company.

Radwan Ibrahim.   Mr. Ibrahim has been Vice President, Quality Control since February 20, 1998. From August 1997 to February 1998, he served as Chief Technical Officer and Vice President of Primo Piatto, Inc. Mr. Ibrahim was Group Quality Control Manager at Borden Foods from 1992 to 1997. Mr. Ibrahim holds a Ph.D. degree in cereal chemistry from North Dakota State University.

Edward O. Irion.   Mr. Irion is Vice President, Finance and Chief Accounting Officer of the Company. Mr. Irion joined the Company in December 1999 as Assistant Vice President, Planning and Control and became Vice President, Finance and Chief Accounting Officer in August 2000. Prior to joining the Company, he spent six years with the regional accounting firm of Eide Bailly LLP in Fargo, North Dakota. Mr. Irion’s most recent position with Eide Bailly LLP prior to joining the Company was Senior Associate. Mr. Irion is a certified public accountant.

David E. Tressler.   Mr. Tressler is Vice President, Manufacturing and Special Projects. Mr. Tressler was promoted to his current position from Vice President, Operations (North Dakota) in May 2004. Mr. Tressler joined the Company in February 1992 as a Project Engineer. Prior to joining the Company, Mr. Tressler was a director of engineering at American Italian Pasta Company, where he was responsible for monitoring the completion of the initial pasta plant. From 1977 to 1988 he was plant engineer at International Multi-Foods, Inc.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

Basic Policy Considerations

The Company’s compensation policies with respect to its executive officers, established by the Compensation Committee, are based on the principles that compensation should, to a significant extent, reflect the financial performance of the Company and the executive’s individual contribution to this financial performance. The importance of the interactions among the various areas of the Company, the executive’s individual contribution to the group of executives, and this group of executives’ contribution to the Company’s financial performance are primary factors in assessing this contribution. It is the policy of the committee to set executive compensation at levels that are sufficiently competitive with food processing companies of comparable size to attract, retain and motivate the highest quality individuals to contribute to the Company’s goals, objectives and overall financial success. A portion of certain executives’ incentive compensation has historically been paid in stock options in order to align executive and stockholder interests. It is the intent of the Compensation Committee that, with the adoption of the 2003 Option Plan, that the number of executives and other employees who are paid in stock options be expanded.

Annual Compensation—Executive Officers Other Than Chief Executive Officer

The Compensation Committee sets compensation by subjective evaluation of the individual performance of each executive and by marketplace valuations of comparable executives, although salary determinations are not based upon any specific or constant criteria.

Executives are eligible for annual incentive cash bonuses based on individual and Company performance. As no formal criteria have yet been established, these calculations continue to be determined on an informal basis. These awards are not intended to be in addition to market level compensation but instead are designed to cause a significant part of an executive’s annual compensation to be dependent on the Compensation Committee’s assessment of the executive’s performance and the executive’s contributions to the Company’s financial performance and strategic objectives.

Long-Term Compensation Stock Options

The stock option component of the executive officers’ compensation has been designed to provide executives with incentives for the enhancement of stockholder value. Options are granted at fair market value on the date of grant and generally vest over a number of years. No constant criteria are used year after year in the granting of stock options. For stock option awards for executive officers, the Compensation Committee makes a subjective determination of the effectiveness of the executive and the extent of the executive’s contributions to the Company’s success and, based on that determination, option grants, if any, are awarded to each executive. Because the options are granted with exercise prices equal to the fair market value of the underlying Common Stock on the date of grant, any value that ultimately accrues to the executive is based entirely upon the Company’s performance as perceived by investors who establish the market price for the Common Stock. At the 2003 Annual Meeting of Stockholders, the stockholders approved the 2003 Stock Option Plan, authorizing the issuance of options to purchase up to 500,000 common shares of the Company. The Compensation Committee met on several occasions in fiscal year 2004 to discuss and evaluate stock option awards for executive officers. A total of 80,524 options to purchase Common Stock at a price of $4.25 per share were issued to nine executives, collectively, on February 1, 2004.

Fiscal Year 2004 Compensation for Chief Executive Officer

In fiscal year 2004, the Company’s Chief Executive Officer, Timothy J. Dodd, was paid a base salary of $202,566.

Mr. Dodd was awarded options under the 2003 Stock Option Plan to purchase 13,511 shares of Common Stock at a fair market price of $4.25 per share. 50% of these options vest on February 1, 2005, 25% vest on February 1, 2006, and the remaining 25% vest on February 1, 2007.

Employment Agreements

The Compensation Committee has discussed, but has not taken any action on, offering employment agreements of varying lengths to certain executive officers. One executive, Jack B. Hasper, Vice President—Sales and Marketing, was provided a three-year employment agreement commencing March 25, 2002,  in conjunction with the Company’s purchase of certain assets from a sales and marketing firm owned in part by Mr. Hasper. The Company will pay Mr. Hasper an annual salary of $130,000 under the employment agreement. Mr. Hasper’s salary will be reviewed annually and, based upon his performance, may be increased each year by the Board of Directors. In addition, Mr. Hasper will be entitled to receive bonuses and other fringe benefits consistent with the Company’s bonus and benefit plans that are in effect during the term of his employment agreement. For further detail on the employment agreement with Mr. Hasper, see “Employment Agreements” under the “Executive Compensation” section of this document.

SUBMITTED BY THE COMPENSATION COMMITTEE

John S. Dalrymple III, Chair
Curtis R. Trulson
Michael E. Warner

EXECUTIVE COMPENSATION

The following table shows, for the fiscal years ending July 31, 2004, July 31, 2003 and July 31, 2002, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to the Company’s President and Chief Executive Officer, Timothy J. Dodd, and to the four next most highly compensated executive officers of the Company whose salary and bonus earned for fiscal year 2004 exceeded $100,000 (each, a “Named Executive Officer”).

Summary Compensation Table

					Long-Term
					Compensation Awards
					Series C	Common
		Annual Compensation			Preferred	Stock
				Other	Securities	Securities	All
	Fiscal			Annual	Underlying	Underlying	Other
Name and Principal Position	Year	Salary	Bonus	Compensation(1)	Options (#)	Options (#)	Compensation(2)
Timothy J. Dodd	2004	$202,566	$—	$10,552	—	13,511	$—
President and Chief	2003	202,566	112,130	9,273	686	190,811	221,716
Executive Officer	2002	192,920	63,534	5,936	1,291	—	—
Thomas P. Friezen	2004	173,628	—	19,438	—	11,575	—
Chief Financial Officer	2003	173,628	34,540	9,670	—	103,656	309,551
	2002	172,310	16,263	5,658	754	—	—
Jack B. Hasper(3)	2004	144,288	—	15,919	—	9,100	—
Vice President,	2003	136,500	25,169	14,440	—	—	—
Sales and Marketing	2002	45,000	—	3,736	—	—	—
David E. Tressler	2004	115,840	—	8,604	—	7,723	—
Vice President, Manufacturing	2003	115,840	22,214	9,203	—	—	—
and Special Projects	2002	110,295	11,196	4,003	—	—	—
James D. Cochran	2004	115,840	—	4,832	—	7,723	—
Vice President,	2003	115,840	22,234	4,580	—	—	—
Supply Chain	2002	110,323	6,790	3,822	—	—	—

(1)    Includes the Company’s 401(k) matching contribution, excess life insurance and the taxable portion of reimbursable business expenses and other benefits.

(2)    Compensation resulting from compensatory transactions to effect compliance with the Sarbanes-Oxley Act of 2002.

(3)    Mr. Hasper became an employee of the Company in March 2002.

Option Grants in Fiscal Year 2004

The following table sets forth certain information with respect to options to purchase Common Stock granted to the Named Executive Officer during the fiscal year ended July 31, 2004.

	Common				Potential Realizable Value
	Shares	Percent			at Assumed Annual Rates
	Underlying	of Total	Exercise		of Stock Price Appreciation
	Options	Options	Price	Expiration	for Option Term(1)
Name	Granted	Granted	($/SH)	Date	5%	10%
Timothy J. Dodd	13,511	17%	$4.25	2/1/2014	$37,152	$98,021
Thomas P. Friezen	11,575	14%	$4.25	2/1/2014	$31,829	$83,976
Jack B. Hasper	9,100	11%	$4.25	2/1/2014	$25,023	$66,020
David E. Tressler	7,723	10%	$4.25	2/1/2014	$21,237	$56,030
James D. Cochran	7,723	10%	$4.25	2/1/2014	$21,237	$56,030

(1)       The amounts shown as potential realizable value illustrate what might be realized upon exercise immediately prior to expiration of the option term using the 5% and 10% appreciation rates established in SEC regulations, compounded annually. The potential realizable value is not intended to predict future appreciation of the price of the stock. The values shown do not consider nontransferability or termination of the unexercisable options upon termination of such employee’s service relationship with the Company.

Options Exercised in Fiscal Year 2004 and Unexercised Options at July 31, 2004

The following table sets forth information concerning the exercise of options to purchase Series C Convertible Preferred Stock during the last fiscal year and unexercised Series C Convertible Preferred Stock options held as of the end of fiscal year 2004 by the Named Executive Officers. Each share of Series C Convertible Preferred Stock is convertible into 24 shares of Common Stock and 24 shares of Series D Delivery Preferred Stock.

	Series C		Number of Series C
	Convertible		Convertible Preferred Shares		Value of Unexercised
	Preferred		Underlying Unexercised		In-the-Money
	Stock Acquired	Value	Options at July 31, 2004		Options at July 31, 2004(1)
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Timothy J. Dodd	—	$—	1,977	—	$—	$—
Thomas P. Friezen	—	—	754	—	—	—

The following table sets forth information concerning the exercise of options to purchase Common Stock during the last fiscal year and unexercised Common Stock options held as of the end of fiscal year 2004 by the Named Executive Officers.

			Number of
	Common		Common Shares		Value of Unexercised
	Stock		Underlying Unexercised		In-the-Money
	Acquired	Value	Options at July 31, 2004		Options at July 31, 2004(1)
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Timothy J. Dodd	—	$—	190,800	13,511	$—	$—
Thomas P. Friezen	—	—	103,656	11,575	—	—
Jack B. Hasper	—	—	—	9,100	—	—
David E. Tressler	—	—	—	7,723	—	—
James D. Cochran	—	—	—	7,723	—	—

(1)       There is no public trading market for the Company’s securities; therefore, the Company is unable to estimate the value of unexercised options as of July 31, 2004.

Employment Agreements

The Company entered into an employment agreement, dated March 25, 2002, with its Vice President of Sales and Marketing, Jack B. Hasper. The agreement provides for Mr. Hasper’s employment for a period of thirty-six months commencing on March 25, 2002. The Company will pay him an annual salary of $130,000 under the employment agreement. His salary will be reviewed annually and, based upon his performance, may be increased each year by the Board of Directors. In addition, Mr. Hasper will be entitled to receive bonuses and other fringe benefits consistent with the Company’s bonus and benefit plans that are in effect during the term of his employment agreement.

Mr.  Hasper will be entitled to the following compensation and benefits if his employment is terminated under the circumstances noted prior to the expiration of the thirty-six month employment period:

•       If the Company terminates Mr. Hasper with cause, then he will be entitled to receive any earned but unpaid bonuses, any accrued but unused vacation pay and any then-existing but unreimbursed business expenses.

•       If the Company terminates Mr. Hasper’s employment without cause or Mr. Hasper resigns from his employment for good cause, Mr. Hasper will be entitled to receive his salary then in effect for a period of six months (or twelve months, in the case of his termination without cause or his resignation for good cause following a change of control of the Company) following such termination or such resignation, in addition to any earned but unpaid bonuses, any accrued but unused vacation pay and any then-existing but unreimbursed business expenses. However, Mr. Hasper will only receive the compensation and benefits described in the immediately-preceding sentence if, upon his termination or resignation, he releases any and all claims that he might have against the Company.

•       If Mr. Hasper resigns from his employment for any reason other than for good cause, he will be entitled to receive his salary earned through the date of such resignation, any earned but unpaid bonuses, any accrued but unused vacation pay and any then-existing but unreimbursed business expenses. Again, he will only receive the compensation and benefits described in the immediately-preceding sentence if, upon his resignation, he releases any and all claims he might have against the Company.

•       In the event that Mr. Hasper’s employment is terminated due to his death or disability, he or his estate will receive his salary then in effect accrued up to and including the date of termination, any earned but unpaid bonuses, any accrued but unused vacation pay and any then-existing but unreimbursed business expenses.

The Company may terminate Mr. Hasper for “cause” if he: (i) commits an act of fraud, embezzlement or misappropriation involving the Company; (ii) is convicted of any felony; (iii) commits an act, or fails to commit an act, involving the Company that amounts to willful misconduct or gross negligence; (iv) intentionally engages in any activity that is adverse to the interests of the Company; (v) commits an act of dishonesty in connection with his employment; (vi) breaches his fiduciary duty to the Company; (vii) commits an act of self-dealing; (viii) materially breaches his employment agreement; or (ix) commits an act that brings the Company into substantial public disgrace or disrespect.

Mr. Hasper’s employment agreement prohibits the disclosure to third parties of information, observations and data obtained while he is employed by the Company concerning the business and affairs of the Company and its affiliates. It also contains provisions that prohibit Mr. Hasper, at any time after the termination of his employment, from using confidential information to compete with the Company or disclosing confidential information to third parties that do or will compete with the Company. In addition, at any time after the termination of his employment, Mr. Hasper may not solicit or recruit employees or customers of the Company.

Compensation of Directors

The Company provides its directors with cash compensation, consisting of (i) a per diem payment of $200 (except for the Chairman who will receive $250 per day) for any day on which a director undertakes activities on the Company’s behalf, including board meetings and other functions of the Company, (ii) a monthly fee of $450 (except for the Chairman who receives $500 per month), and (iii) reimbursement for out-of-pocket expenses incurred on behalf of the Company.

Performance Graph

The Securities and Exchange Commission requires that the Company include in this Proxy Statement a line graph comparing cumulative, five-year stockholder returns on an indexed basis with a broad market index and either a nationally-recognized industry standard or an index of peer companies selected by the Company. However, there is no established public trading market for the Company’s Common Stock. Therefore, the Company is unable to estimate the value of the Company’s Common Stock or present a line graph or any other information comparing the value of the Company’s Common Stock with any other index.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Purchase of Certain Assets

The Company’s Vice President of Sales and Marketing is Mr. Jack B. Hasper. Prior to his employment with the Company, Mr. Hasper was part-owner of a sales and marketing firm from which the Company purchased certain assets during fiscal year 2002. In conjunction with the purchase of such assets, Mr. Hasper entered into a Covenant not to Compete with the Company for a period extending through March 31, 2007. The Company paid Mr. Hasper $100,000 in consideration for entering into the aforementioned Covenant not to Compete.

Consulting Services

In July 2004, the Company and MVC Financial Services, Inc. entered into a consulting agreement pursuant to which MVC Financial Services, Inc. will provide certain business consulting services to the Company for annual compensation of $75,000 per year and the reimbursement of expenses. MVC Financial Services, Inc. is an affiliate of MVC Capital, Inc., a holder of 5% or greater of the Company’s Common Stock. Michael T. Tokarz, a director of the Company, is a stockholder and Chairman of MVC Capital, Inc.

PROPOSAL 3. APPROVAL OF THE APPOINTMENT OF INDEPENDENT AUDITORS

The Company’s Audit Committee recommended and the Board of Directors has selected Eide Bailly LLP, independent auditors, Fargo, North Dakota, to audit the Company’s consolidated financial statements for the fiscal year ending July 31, 2005.

Representatives of Eide Bailly LLP are expected to be present at the Annual Meeting, where they will have the opportunity to make a statement and answer questions. If the stockholders were to fail to ratify the appointment of Eide Bailly LLP, the Audit Committee would reconsider its recommendation.

The Company has been advised by Eide Bailly LLP that neither the firm, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in the Company or its subsidiary.

THE BOARD RECOMMENDS STOCKHOLDERS VOTE FOR
THE APPOINTMENT OF EIDE BAILLY LLP AS
INDEPENDENT AUDITORS FOR FISCAL YEAR 2005

FEES OF INDEPENDENT PUBLIC ACCOUNTANTS

The following table represents aggregate fees billed (in thousands) to the Company for fiscal years ended July 31, 2004 and 2003 by Eide Bailly LLP, the Company’s principal accounting firm.

	Fiscal Year Ended
	2004	2003
Audit Fees	$54	$54
Audit-Related Fees(a)	8	10
Tax Fees(b)	19	26
All Other Fees	—	—
Total Fees(c)	$81	$90

(a)           Primarily benefit plan audit services.

(b)          Primarily tax advisory and preparation services.

(c)           The Audit Committee has approved all fees.

Auditor Fees Pre-Approval Policy

The Audit Committee must pre-approve all audit and all permitted non-audit services (including the fees and terms thereof) to be provided by Eide Bailly LLP, the Company’s independent auditor. The Audit Committee has delegated the pre-approval authority for any engagement or service to the Chair of the Committee if action is required between regular Committee meetings, provided a report of these services is given to the full Audit Committee at the next regular meeting. The Audit Committee will not delegate its pre-approval authority for any services rendered by the Company’s independent auditors relating to internal controls. All services described above for fiscal year 2004 were pre-approved by the Audit Committee or the Chairman of the Audit Committee before Eide Bailly LLP was engaged to render the services.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors is currently comprised of Messrs. Curtis R. Trulson (Chair), John S. Dalrymple III and Michael E. Warner. In accordance with its Charter, the Audit Committee reviewed and discussed the audited financial statements with management and Eide Bailly LLP, the Company’s independent accountants. The discussions with Eide Bailly LLP also included the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended.

Eide Bailly LLP provided to the Audit Committee the written disclosures and the letter regarding its independence as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). This information was discussed with Eide Bailly LLP.

Based on the discussions with management and Eide Bailly LLP, the Audit Committee’s review of the representations of management and the report of Eide Bailly LLP, the Audit Committee recommended to the Company’s Board of Directors, and the Board of Directors approved, that the Company’s audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended July 31, 2004 for filing with the Securities and Exchange Commission.

SUBMITTED BY THE AUDIT COMMITTEE

Curtis R. Trulson, Chair
John S. Dalrymple III
Michael E. Warner

OTHER INFORMATION

Stockholder Proposals For The 2006 Annual Meeting

We have historically held our Annual Meetings of Stockholders in mid-January, with a meeting notice mailing in early- to mid-December. We expect to mail proxy statements for the Company’s 2006 Annual Meeting of Stockholders on or about December 5, 2005. Any proposal that a stockholder would like to be considered for inclusion in our proxy material for that Annual Meeting of Stockholders must be received by our Secretary no later than the close of business on August 15, 2005. Any such proposal must be reasonably related to the Company’s business and must be legally appropriate for submission to the Company’s stockholders.

A stockholder who wishes to make a proposal for consideration at the next Annual Meeting, but does not seek to include the proposal in our proxy material, must notify our Secretary. The notice must be received no later than October 24, 2005. If the matter relates to the election of directors, the notice must set forth certain information with respect to the shareholder who intends to bring such matter before the meeting and the business desired to be conducted, as set forth in greater detail above under “Governance Matters—Director Nominations.” If the notice is not timely, then the persons named on our proxy card for the applicable Annual Meeting may use their discretionary voting authority when the proposal is raised at the meeting.

Available Information

The Company’s Internet website address is www.dakotagrowers.com. We make available, free of charge through the “Investors” portion of our website, the Company’s annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “1934 Act”) as soon as reasonably practicable after we electronically file such materials with, or furnish such materials to, the Securities and Exchange Commission. Reports of beneficial ownership filed pursuant to Section 16(a) of the 1934 Act are also available through our website.

The Securities and Exchange Commission maintains an Internet site that contains reports, proxy, and information statements and other information regarding issuers that file electronically with the Securities and Exchange Commission. The address of that site is http://www.sec.gov.

A copy of the Company’s Annual Report on Form 10-K will also be furnished to stockholders by the Company without charge by calling the Company at (701) 652-2855 or upon a written request addressed to:

Investor Relations
Dakota Growers Pasta Company, Inc.
One Pasta Avenue
Carrington, North Dakota 58421

Other Matters

As of the date of this Proxy Statement, management knows of no other matters that may come before the 2005 Annual Meeting. However, if matters other than those referred to above should properly come before the 2005 Annual Meeting, the individuals named on the enclosed proxy card intend to vote such proxy in accordance with their best judgment.

DAKOTA GROWERS PASTA COMPANY, INC.
Annual Meeting of Stockholders
Saturday, January 8, 2005
1:00 P.M.

Auditorium
Lake Region State College
1801 College Drive North
Devils Lake, North Dakota

Dakota Growers Pasta Company, Inc.
One Pasta Avenue
Carrington, North Dakota 58421	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on Saturday, January 8, 2005.

The shares of Common Stock you hold will be voted as you specify on the reverse side of this proxy. If no choice is specified, the proxy will be voted “FOR” items 1, 2 and 3. Important information regarding items 1, 2 and 3 is set forth in the Company’s proxy statement which accompanies this proxy. We encourage you to read the proxy statement.

By signing this proxy, you revoke all prior proxies and appoint John S. Dalrymple III, Timothy J. Dodd and Thomas P. Friezen, and each of them, as proxies with full power of substitution, to vote (and with respect to the election of directors, to vote cumulatively in their discretion) all shares of Common Stock of Dakota Growers Pasta Company, Inc. of record in your name at the close of business on November 22, 2004, on the matters shown on the reverse side and any other matters which may come before the Annual Meeting to be held on January 8, 2005 and all adjournments of such meeting.

See reverse for voting instructions.

PROXY CARD

COMPANY #

There are two ways to vote your Proxy:

VOTE BY PHONE — TOLL FREE — 1-800-560-1965

•                  Use any touch tone telephone to vote your proxy 24 hours a day, 7 days a week, until 11:00 a.m. Central Standard Time on January 6, 2005. (Telephone voting is available only in the United States of America and Canada. There may be a few limited areas in which access to the toll free number is not available. This is dependent upon the local telephone service provider.)

•                  Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number for this account available. Follow the simple instructions the voice provides you.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Dakota Growers Pasta Company, Inc., c/o Shareowner Services, P.O. Box 64873, St. Paul, MN 55164-0873. Your proxy card must be received prior to the Annual Meeting.

IF YOU VOTE BY PHONE, PLEASE DO NOT MAIL YOUR PROXY CARD

Note: Because stockholders have the right to vote cumulatively in the election of directors, as described in the “General Information on Voting” section of the Proxy Statement, you have the right to vote your shares of Common Stock in a manner that distributes those cumulative votes unequally among the nominees. IF YOU WISH TO EXERCISE THIS RIGHT, YOU MUST PROVIDE US WITH WRITTEN INSTRUCTIONS ON THE PROXY CARD BELOW; YOU MAY NOT EXERCISE THIS RIGHT BY VOTING BY TELEPHONE.

•  Please fold here  •

The Board of Directors Recommends a Vote FOR Items 1, 2 and 3.

1.	Election of Class I director:	Michael T. Tokarz		☐	Vote FOR nominee	☐	Vote WITHHELD from nominee

2.	Election of Class III directors:	01 Allyn K. Hart	03 Michael E. Warner	☐	Vote FOR	☐	Vote WITHHELD
		02 Curtis R. Trulson			all nominees		from all nominees
(except as marked)

(Instructions: To withhold authority to vote for any indicated Class III nominee, write the number(s) of the Class III nominee from whom your vote is to be withheld in the space provided to the right. Withholding authority to vote for any indicated Class III nominee has the effect of cumulating your votes for those Class III directors for whom authority to vote has not been withheld. Cumulative voting is described in the section of the Proxy Statement regarding “General Information on Voting”.) Class III nominees from whom vote is withheld:

3.	Approval of appointment of Eide Bailly LLP as independent auditors.			☐	For ☐	Against	☐ Abstain

4.	IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON ANY OTHER MATTERS COMING BEFORE THE ANNUAL MEETING.

The shares represented by this proxy will be voted on proposals 1, 2 and 3 in accordance with the specifications made. If there is no specification, this proxy will be voted “FOR” the election of all nominees for Director (cumulatively for some if the above proxies shall so determine in their sole discretion) and “FOR” proposal 3.

Address Change? Mark Box		☐
Indicate changes below:					Dated:

Signature(s) in Box

Please sign name(s) exactly as name appears hereon. Joint owners should each sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation or partnership, sign in name of entity by authorized person.